UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34776 (Commission File Number)	80-0554627 (I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 10, 2011, Oasis Petroleum Inc. (the “Company”) completed the public offering of $400 million aggregate principal amount of 6.5% Senior Notes due 2021 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (collectively, the “Guarantors”): Oasis Petroleum LLC, Oasis Petroleum North America LLC, Oasis Petroleum Marketing LLC and Oasis Well Services LLC.
     The terms of the Notes are governed by the indenture dated as of November 10, 2011 (the “Base Indenture”), among the Company, the Guarantors, and U.S. Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated as of November 10, 2011 (the “Supplemental Indenture;” the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”). Closing of the issuance and sale of the Notes occurred on November 10, 2011. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.
     The Notes will mature on November 1, 2021, and interest is payable on the Notes on each May 1 and November 1, commencing on May 1, 2012. At any time prior to November 1, 2014, the Company may redeem up to 35% of the Notes at a redemption price of 106.5% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to November 1, 2016, the Company may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. If the Company undergoes a change of control on or prior to January 1, 2013, the Company may redeem all, but not less than all, of the Notes at a redemption price equal to 110% of the principal amount of the Notes redeemed plus accrued and unpaid interest. The Company must offer to purchase the Notes if it experiences specific kinds of changes of control or sells assets under certain circumstances. On and after November 1, 2016, the Company may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 103.250% for the twelve-month period beginning on November 1, 2016, 102.167% for the twelve-month period beginning November 1, 2017, 101.083% for the twelve-month period beginning November 1, 2018 and 100.000% beginning on November 1, 2019, plus accrued and unpaid interest to the redemption date.
     The Notes are the Company’s senior unsecured obligations, and will rank equally in right of payment with all of the Company’s existing and future senior debt, and will rank senior in right of payment to all of the Company’s future subordinated debt. The Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, redeem or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.
     The Indenture contains customary events of default, including:
•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $10.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $10.0 million within 60 days; and

•	any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.
     Copies of the Base Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The description of the Base Indenture and Supplemental Indenture are summaries and are qualified in their entirety by the terms of the Base Indenture and the Supplemental Indenture.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of November 10, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture dated as of November 10, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)
Date: November 10, 2011	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of November 10, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture dated as of November 10, 2011 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

5.1	Opinion of Vinson & Elkins L.L.P.